                                                          ----------------------
                                                            WIRTSCHAFTSPRUFUNG
                                                          ----------------------

               REPORT OF INDEPENDENT AUDITORS

               WILLTEK COMMUNICATIONS GMBH
               ISMANING

               CONSOLIDATED FINANCIAL STATEMENTS
               (U.S. GAAP)
               FOR THE YEARS ENDED
               MARCH 31, 2005 AND 2004

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      A-1

[ERNST & YOUNG LOGO OMITTED]

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of
Willtek Communications GmbH

We have audited the accompanying consolidated balance sheets of Willtek
Communications GmbH as of March 31, 2005 and 2004, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the
Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Willtek
Communications GmbH at March 31, 2005 and 2004, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

Ernst & Young AG
Wirtschaftsprufungsgesellschaft

Munich, Germany
June 17, 2005

                                      A-2

CONSOLIDATED BALANCE SHEETS
Willtek Communications GmbH
All Amounts in EURO

                                     ASSETS

                                                     MARCH 31,       MARCH 31,
                                                       2005            2004
CURRENT ASSETS:
  Cash and cash equivalents                           374,811       1,394,331
  Accounts receivable (net of allowance for
  doubtful accounts of EUR 76,922 in FY 2005,
  EUR 150,648 in FY 2004)                           3,843,042       2,952,418
  Inventories                                       1,782,895       2,513,084
  Prepaid expenses and other current assets         1,207,745         664,444
                                                   ----------      ----------
TOTAL CURRENT ASSETS                                7,208,493       7,524,277
                                                   ----------      ----------
NON CURRENT ASSETS:
Property, plant and equipment - net                   879,530       1,013,578

Intangible assets                                     372,656         127,513

Cash surrender value of pension insurance           1,060,547         995,872
Loan to shareholder                                    86,768          90,674
Other assets                                          168,892         129,138
                                                   ----------      ----------
TOTAL NON CURRENT ASSETS                            2,568,393       2,356,775
                                                   ----------      ----------
TOTAL ASSETS                                        9,776,886       9,881,052
                                                   ==========      ==========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Bank overdraft                                      200,333               0
  Accounts payable                                  2,370,037       1,357,507
  Accrued expenses and other current liabilities    1,638,640         849,998
  Accrued expenses employees                          703,888         616,932
  Payables to shareholders                            472,593         425,193
  Deferred tax liabilities                                  0           8,359
  Income taxes payable                                  3,887          12,990
  Deferred revenue                                     91,320         197,041
                                                   ----------      ----------
TOTAL CURRENT LIABILITIES                           5,480,698       3,468,020
                                                   ----------      ----------

LONG TERM LIABILITIES:
Provisions for pensions and similar obligations     2,272,646       2,605,718
Notes payables                                      1,030,552               0
Liabilities to shareholders                         4,037,623       3,757,275
                                                   ----------      ----------

SHAREHOLDERS' EQUITY:
  Subscribed capital                                  120,000         120,000
  Additional paid-in capital                       14,036,078      14,036,078
  Accumulated deficit                             -13,630,318     -10,688,162
  Accumulated other comprehensive loss               -455,231        -475,721
  Net loss for the period                          -3,115,162      -2,942,156
                                                   ----------      ----------
                                                   -3,044,633          50,039
                                                   ----------      ----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY          9,776,886       9,881,052
                                                   ==========      ==========

                             See accompanying notes

                                       A-3

CONSOLIDATED STATEMENTS OF OPERATIONS
WILLTEK COMMUNICATIONS GMBH
ALL AMOUNTS IN EURO

                                                       FOR THE YEAR ENDED
                                                MARCH 31, 2005   MARCH 31, 2004

Net revenue                                        21,289,827      21,833,830
Cost of sales                                       9,158,035      10,457,318
                                                   ----------      ----------
Gross Profit                                       12,131,792      11,376,512
                                                   ==========      ==========
Operating Expenses
  Selling expenses                                  7,595,137       6,299,363
  General and administrative expenses               2,425,004       2,418,623
  Research and development                          4,875,366       4,854,539
  Impairment of goodwill                                    0         668,653
                                                   ----------      ----------
Total Operating Expenses                           14,895,507      14,241,178
                                                   ----------      ----------

  Other income                                         49,970         615,934
  Other expenses                                      136,703         577,884

  Interest income                                      16,886           5,080
  Interest expenses                                   304,214         254,731

LOSS BEFORE INCOME TAXES                           -3,137,776      -3,076,267

Provision (benefit) for income taxes                  -22,614        -134,111
                                                   ----------      ----------
NET LOSS                                           -3,115,162      -2,942,156
                                                   ==========      ==========

                             See accompanying notes

                                       A-4

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
WILLTEK COMMUNICATIONS GMBH
ALL AMOUNTS IN EURO



                                                                              Accumulated
                                                                 Additional   Other
                                                    Subscribed   Paid-in      Comprehensive    Retained                Comprehensive
                                                    Capital      Capital      Loss             Earnings       Total    Loss

                                                    --------------------------------------------------------------------------------

AS AT MARCH 31, 2003                                 120,000     14,054,404     -308,409     -10,688,162    3,177,833
                                                    =================================================================
Merger with Willtek Communications Holding GmbH            0        -18,326            0               0

Foreign currency translation adjustment                    0              0     -167,312               0                  -167,312

Net loss                                                   0              0            0      -2,942,156                -2,942,156

                                                                                                                         ---------
Total comprehensive loss                                                                                                -3,109,468
                                                                                                                         =========
                                                    -----------------------------------------------------------------
AS AT MARCH 31, 2004                                 120,000     14,036,078     -475,721     -13,630,318       50,039
                                                    =================================================================

Foreign currency translation adjustment                                           20,490                                    20,490

Net loss                                                                                      -3,115,162                -3,115,162

                                                                                                                         ---------
Total comprehensive loss                                                                                                -3,094,672
                                                                                                                         =========
                                                    -----------------------------------------------------------------
AS AT MARCH 31, 2005                                 120,000     14,036,078     -455,231     -16,745,480   -3,044,633
                                                    =================================================================


                             See accompanying notes

                                       A-5

CONSOLIDATED STATEMENTS OF CASH FLOWS
WILLTEK COMMUNICATIONS GMBH
ALL AMOUNTS IN EURO

                                                       FOR THE YEAR ENDED
                                                MARCH 31, 2005   MARCH 31, 2004
CASH FLOW FROM OPERATING ACTIVITIES:

  Net loss                                        -3,115,162      -2,942,156
  Adjustments to reconcile net loss to net
   cash used in operating activities:
     Depreciation                                    460,102         480,219
     Amortization of purchased intangibles            52,517         148,096
     Impairment of goodwill                                0         668,653
     Accrued interest                                280,348         235,103
     Deferred taxes                                   -8,359           1,596
     Provision for doubtful accounts                  60,350          28,706
     Provision for inventory reserve                 144,171        -688,166
     Provision for pension and similar
      obligations                                   -333,072         332,596
     Provision for warranty reserves                  15,372        -117,102
  Changes in operating assets and liabilities,
   net of effect from acquisitions:
     Accounts receivable                            -950,974         621,529
     Inventories                                     586,018       1,978,904
     Prepaids expenses and other current assets     -137,742         392,823
     Accounts payable, accrued expenses and
      other liabilities                            1,920,156      -1,042,681
     Cash surrender value                            -64,675         -60,526
     Other assets                                   -445,313        -418,230
     Deferred revenue                               -105,721          21,408
     Income taxes payable                             -9,103        -119,991

  Net cash used in operating activities           -1,651,087        -479,219

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                -360,912        -532,093
  Purchase of intangible assets                     -304,095               0
  Proceeds from disposals of property, plant
   and equipment                                      23,908          79,490

  Net cash used in investing activities             -641,099        -452,603

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
  Proceeds from repayment of notes receivables
   from officer loan                                   3,906           9,326
  Increase in notes payables from third party      1,030,552               0
  Increase in liabilities to shareholders                  0       1,219,284
  Increase from bank overdraft                       200,333               0

  Net cash provided by financing activities        1,234,791       1,228,610

EFFECT OF EXCHANGE RATES ON CASH                      37,875         -36,983

Net decrease in cash                              -1,019,520         259,805

Cash and cash equivalents, beginning of period     1,394,331       1,134,526

Cash and cash equivalents, end of period             374,811       1,394,331

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

        Interest paid                                 18,440             835
        Taxes paid                                     7,726               0

                             See accompanying notes

                                       A-6

SCHEDULE OF LONG-LIVED ASSETS FOR FINANCIAL YEAR 2004/2005



                                      Apr. 1,    Currency             Cost                     Mar. 31,       Apr. 1,
                                         2004      change        Additions     Disposals           2005          2004
                                          EUR         EUR              EUR           EUR            EUR           EUR
                                   ----------------------------------------------------------------------------------

1. INTANGIBLE ASSETS

a. Licence                                  0           0          304,095             0        304,095             0
b. Finite lived intangible assets     434,006     -24,526                0             0        409,480       306,493
                                   ----------------------------------------------------------------------------------
                                      434,006     -24,526          304,095             0        713,575       306,493

2. PROPERTY, PLANT AND EQUIPMENT

a. Land and buildings                 213,116           0           40,354             0        253,470       172,071
b. Plant and equipment              1,842,703     -26,367          174,000        35,430      1,954,906     1,356,351
c. Other plant and equipment        1,908,622      -3,545          129,575             0      2,034,652     1,422,441
d. Assets under construction                0           0           16,983         8,619          8,634             0
                                   ----------------------------------------------------------------------------------
                                    3,964,441     -29,912          360,912        44,049      4,251,392     2,950,863
                                   ==================================================================================
                                    4,398,447     -54,438          665,009        44,049      4,964,967     3,257,356

                                     Currency   Additions        Disposals Mar. 31, 2005  Mar. 31, 2005 Mar. 31, 2004
                                       change      change        Additions     Disposals           2005          2004
                                          EUR         EUR              EUR           EUR            EUR           EUR
                                   ----------------------------------------------------------------------------------

1. INTANGIBLE ASSETS

a. Licence                                  0      20,525                0        20,525        283,570             0
b. Finite lived intangible assets     -18,091      31,992                0       320,394         89,086       127,513
                                   ----------------------------------------------------------------------------------
                                      -18,091      52,517                0       340,919        372,656       127,513

2. PROPERTY, PLANT AND EQUIPMENT

a. Land and buildings                       0      13,046                0       185,117         68,353        41,045
b. Plant and equipment                -18,008     226,372           20,141     1,544,574        410,332       486,352
c. Other plant and equipment             -954     220,684                0     1,642,171        392,481       486,181
d. Assets under construction                0           0                0             0          8,634             0
                                   ----------------------------------------------------------------------------------
                                      -18,962     460,102           20,141     3,371,862        879,530     1,013,578
                                   ==================================================================================
                                      -37,053     512,619           20,141     3,712,781      1,252,186     1,141,091


                             See accompanying notes

                                       A-7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS 2004/2005
--------------------------------------------------------------------------------

WILLTEK COMMUNICATIONS GMBH, ISMANING/ GERMANY

1.    DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

THE COMPANY:

Willtek and subsidiaries (the Company), develops and markets a wide variety of equipment that measures the quality of radio frequencies (RF), applied in two markets: The product group Terminal Test includes instruments used to test wireless devices ("terminals") in development, production or repair. The product group Air Interface includes field instruments used to test wireless network performance, cell site coverage and base stations, as well as all other applications ("general purpose") requiring RF spectrum analysis. These products are sold worldwide to hand set manufacturers, technical service companies and other customers through the Company's own sales force and distributors.

The consolidated financial statements as of March 31, 2005 include the accounts of Willtek Communications GmbH (parent company) and its wholly-owned subsidiaries, Willtek Communications Ltd. (United Kingdom), Willtek
Communications SARL (France), and Willtek Communications Inc. (USA).

On October 5, 2004, Wireless Telecom Group, Inc., announced that it entered into a definitive agreement to acquire all of Willtek's subscribed capital.

This agreement has been amended on March 29, 2005. Closing of this share purchase will require approval of Wireless Telecom Group's shareholders.
Wireless Telecom Group expects to close the transaction by no later than July 1,
2005.

At the closing of the acquisition, Wireless Telecom Group will enter into a shareholders' agreement with Willtek's two shareholders, Investcorp Technology
Ventures L.P. and Damany Holding GmbH.

The shareholders' agreement will provide that, upon the closing of the acquisition, Wireless Telecom Group's board of directors will consist of seven directors, five of which will be existing directors of Wireless Telecom Group and two of which will be designated by Investcorp.

                                       A-8

GOING CONCERN

During the fiscal year 2005, the Company financed its operations through a combination of its existing cash balances and securing a loan.

The Company's ability to continue funding its operations depends upon its success in realizing the expected cost reductions that result from a recently introduced cost savings plan, and upon achieving the expected revenues and related gross margins. In addition our major shareholder has committed to finance our operations through the earlier of the closing of the planned acquisition by Wireless Telecom Group or March 31, 2006. If the planned acquisition is closed on July 1, 2005; then Wireless Telecom Group will provide financial support at least through March 31, 2006.

SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES:

BASIS OF CONSOLIDATION

The accompanying consolidated statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States
("U.S.-GAAP"). The assets, liabilities and results of operations of the above mentioned companies in which the Company has controlling interest have been consolidated. All significant intercompany balances have been eliminated.

FOREIGN CURRENCY TRANSLATION

The Company's financial statements are prepared in euros. The functional currency of each of the Company's subsidiaries is the local currency in which each subsidiary is located. Assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the balance sheet date. Revenues and expenses are translated at average rates of exchange in effect during the year. Differences arising from translation are recorded to
"Accumulated other comprehensive income (loss)". Transactions in foreign currencies are translated at the exchange rate in effect at the date of each transaction. Differences in exchange rates during the period between the date a transaction denominated in a foreign currency is consummated and the date on which it is either settled or translated for inclusion in the consolidated balance sheet are recognized in the statement of income and are included in
"other income (expenses), net" for that period. The foreign currency exchange gain (loss) recognized in the Statement of Operations was KEUR (136) and KEUR
(130) for the years ended March 31, 2005 and 2004, respectively.

                                       A-9

The exchange rates used to translate the assets and liabilities were as of the last business day of the year for the years ended March 31, 2005 and 2004 for the U.S. dollar and Great Britain pound. The rates used to translate the assets and liabilities in the balance sheets, and the average rates used to translate the Statements of operations were as follows:



Currency rate, Balance Sheet

                                                        Mar. 31, 2005         Mar. 31, 2004
                                                       -------------------------------------

  USD / EUR                                                    1.2992                1.2258
  GBP / EUR                                                    0.6904                0.6684

  Currency rate, Statement of Operations
                                                            2004/2005             2003/2004
                                                       -------------------------------------
  USD / EUR                                                    1.2679                1.1813
  GBP / EUR                                                    0.6863                0.6947


USE OF ESTIMATES

In preparing financial statements in accordance with accounting principles generally accepted in the United States of America, management makes certain estimates and assumptions, where applicable, that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. While actual results could differ from those estimates, management does not expect such variances, if any, to have a material effect on the financial statements.

CASH AND CASH EQUIVALENTS

All short-term liquid financial assets with an original term of three months or less at the date of purchase, are classified as cash and cash equivalents. Cash and cash equivalents consist of bank balances and cash on hand.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued compensation and other accrued liabilities, approximate fair value because of their short maturities. Fair value of long-term debt is based on discounted cash flow analyses using interest rates at which similar loans would be made to borrowers with similar credit ratings.

                                      A-10

INVENTORIES

Inventories are stated at the lower of cost (on a first-in, first-out basis) or market. The Company evaluates ending inventories for estimated excess quantities and obsolescence. This evaluation includes analyses of sales levels by product and projections of future demand within specific time horizons, generally twelve and 24 months. Inventories in excess of future demand are written down. In addition, the Company assesses the impact of changing technology on its inventory-on-hand and writes-off inventories that are considered obsolete.

PROPERTY, PLANT AND EQUIPMENT AND INTANGIBLE ASSETS (OTHER THAN GOODWILL)

Property, plant and equipment is stated at cost and is depreciated on a straight-line basis over its estimated useful live. The estimated useful life is
3 years for computer hardware, 5 to 10 years for machinery, office equipment and other machinery, and up to 25 years for buildings. Leasehold improvements are amortized over the estimated useful lives of the assets or the related lease term, whichever is shorter.

The historical cost of assets that are either sold or scrapped is eliminated after deduction of accumulated depreciation. Gains and losses on the sale of fixed assets are shown as "Other income or "other expenses respectively.
Maintenance and repairs are expensed when incurred.

Intangible assets consist of proprietary technology which is amortized over a two year period which approximates the marketable life of the technology and customer related intangible assets, which are amortized on an accelerated basis over a twenty year period.

In the current financial year, the Company signed a licence agreement with
Qualcomm Incorporated, San Diego/USA, which allows Willtek to use certain technologies during the next ten years. The total costs for the licence agreement has been capitalized in the financial year and will amortized over the period of the agreement.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company assesses the recoverability of the long-lived assets by comparing the estimated undiscounted cash flow associated with the related asset or group of assets against their respective carrying amounts. An impairment loss is measured as the amount by which the carrying amount exceeds its fair value, which is typically calculated using discounted expected future cash flows. As of March 31, 2005 and 2004, the Company believes that no such impairment exists.

                                      A-11

GOODWILL

Goodwill represents the excess of acquisition costs over the estimated fair value of net assets acquired in a business combination.

The Company performs goodwill impairment tests annually during the fourth quarter of the fiscal year, and more frequently if an event or circumstance indicates that an impairment loss has occurred. Circumstances that could trigger an impairment test include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; an adverse action or assessment by a regulator; unanticipated competition; loss of key personnel; the likelihood that a reporting unit or significant portion of a reporting unit will be sold or otherwise disposed of;
results of testing for recoverability of a significant asset group within a reporting unit; and recognition of a goodwill impairment loss in the financial statements of a subsidiary that is a component of a reporting unit.

The Company performs the impairment tests at the reporting unit level. The tests are performed by determining the fair values of the reporting units using a discounted future cash flow model and comparing those fair values to the carrying values of the reporting units, including goodwill. If the fair value of a reporting unit is less than its carrying value, the Company then allocates the fair value of the unit to all the assets and liabilities of that unit as if the reporting unit's fair value was the purchase price to acquire the reporting unit over the amounts assigned to its assets and liabilities is the implied fair value of the goodwill. If the carrying amount of the reporting unit's goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.

Significant judgments and assumptions are required in the forecast of future operating results used in the preparation of the estimated future cash flows, including profit margins, long-term forecasts of the amounts and timing of overall market growth and the Company's percentage of that market, grouping of assets, discount rates and terminal growth rates.

CONCENTRATIONS OF CREDIT AND OTHER RISKS

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and trade receivables.
The Company places its cash and cash equivalents with high credit-quality financial institutions. The Company has not experienced any losses on its deposits of cash and cash equivalents.

The Company performs ongoing credit evaluations of its customers' financial condition and maintains an allowance for doubtful accounts based upon the expected collectibilty of all accounts receivables. The Company does not require any collateral from its customers.

The Company is not able to predict changes in the financial stability of customers. Any material change in the financial status of any one or a group of customers could have a material effect on the Company's results of operations and financial condition. Although such losses have been within management's expectations to date, there can be no assurance that such allowances will continue to be adequate.

                                      A-12

At March 31, 2005 and 2004, one customer accounted for 20.5% and 24.1% of the
Company's gross accounts receivable, respectively.

For the year ended March 31, 2005, one customer (Acterna Group) accounted for
12% of total sales. For the year ended March 31, 2004, one customer (Acterna
Group) accounted for 30% of total sales.

RESEARCH AND DEVELOPMENT

Research and development costs are expensed in the period in which they are incurred and are included in operating expenses.

SHIPPING AND HANDLING COSTS

Shipping and handling costs are recorded as cost of sales. Amounts that the
Company can bill to customers are recorded as revenues.

INCOME TAXES

The Company utilizes SFAS 109, "Accounting for Income Taxes" which requires use of the asset and liability approach of providing for income taxes. This statement requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Under
Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

REVENUE RECOGNITION

Revenue from product sales, net of trade discounts and allowances, is recognized once delivery has occurred provided that persuasive evidence of an arrangement exists, the price is fixed or determinable, and collectibilty is reasonably assured. Delivery is considered to have occurred when risk of loss have transferred to the customer.

The Company also generates revenue from services. Revenue from service is recognized after the service is performed, and all other criteria for revenue recognition have been met, or is recognized ratably over the life of the corresponding service periods.

                                      A-13

WARRANTY

Customers typically receive a warranty of twelve months for delivered products.
Warranty costs are accounted for in accordance with SFAS No. 5, "Accounting for
Contingencies". A provision for estimated warranty costs is recorded based on product shipments.

ALLOWANCES FOR DOUBTFUL ACCOUNTS

The Company performs ongoing credit evaluation of its customers' financial condition. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability or unwillingness of its customers to make required payments. The Company evaluates the collectability of its accounts receivable based on a combination of factors. In cases where the Company is aware of circumstances that may impair a specific customer's ability to meet its financial obligations to the Company, the Company records a specific allowance against the amounts due to the Company, and thereby reduces the net recognized receivable to the amount the Company reasonably believes will be collected. For all other customers, the Company recognizes allowances for doubtful accounts based on the length of time the receivables are past due, industry and geographic concentrations, the current business environment and the Company's historical experience. The Company records its bad debt expenses as selling and administrative expenses.

ADVERTISING COSTS

Advertising costs are expensed as incurred. Advertising expenses amounted to
KEUR 467 and KEUR 513 for the years ended March 31, 2005 and 2004, respectively.

COMPREHENSIVE INCOME

The Company's accumulated other comprehensive income consists of changes in foreign currency translation adjustments.

                                      A-14

2.   RECENT ACCOUNTING PRONOUNCEMENTS:

In November 2004, the FASB issued FAS 151: Inventory Costs, an amendment of ARB
No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4,
"Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and spoilage. FAS 151 requires all abnormal amounts of idle facility expense, freight, handling costs, and spoilage for inventory costs incurred during fiscal years beginning after June 15, 2005 be recognized as current-period charges. This standard had no impact on the
Company's financial statements, since the Company had no abnormal amounts of idle facility expense, freight, handling costs or spoilage.

At the June 2005 meeting, the Emerging Issues Task Force ("EITF") reached a consensus that benefits provided under a Type II Altersteilzeit ("ATZ")
arrangement should be accounted for as a termination benefit under FASB
Statement No. 112, Employer's Accounting for Postemployment Benefits
(EITF 05-5). The consensus is effective for plans within its scope in the first fiscal year that begins after December 15, 2005. Recognition of the cost of the benefits begins at the time individual employees enroll in the ATZ arrangements.
An ATZ program is an early retirement program supported by the German government that typically has three components:

1) The arrangement provides for a participant to work full-time for half of the
ATZ period, and not work for the remaining half of the ATZ period. The employee receives 50 percent of his/her salary during the entire ATZ period. This salary is recognized over the period the employee works.

2) Employees receive an annual bonus during the ATZ period and

3) The employer makes additional contributions into the German government pension scheme for the employee during the ATZ period.

The German government provides a subsidy to an employer for the bonuses paid to the employee and for the additional contributions made to the pension scheme on behalf of the employee. An employer must hire replacement employees to receive the subsidy. The Task Force reached a consensus that subsidies received under the ATZ arrangements should be accounted for when the employer meets the criteria necessary to receive the subsidy.

The Company currently begins recognition of the cost of ATZ benefits at the time the employee enrolls in the ATZ. Additionally, the Company does not qualify for the government subsidies and therefore, does not record any entries related to the aforementioned subsidies. As a result, the Company anticipates no impact on its financial statements as a result of EITF 05-5.

                                      A-15

3.   CERTAIN BALANCE SHEET COMPONENTS:

INVENTORIES CONSIST OF:

                                             March 31, 2005    March 31, 2004
                                                        EUR               EUR
                                             --------------    --------------
Raw materials                                       589,964         1,215,068
Work in process                                     976,251           980,349
Finished goods and merchandise                      216,680           317,667
                                             --------------    --------------
                                                  1,782,895         2,513,084
                                             ==============    ==============

PREPAID EXPENSES AND OTHER CURRENT ASSETS:

Other assets consist primarily of demo inventory which is recorded at cost and depreciated over a two year period.

FIXED ASSETS:

Refer to the Schedule of long lived assets.

GOODWILL AND INTANGIBLES ASSETS:

In connection with the sale of the Company by Acterna in May 2002, a US
Subsidiary, Willtek Communications Inc. was founded in which certain assets and liabilities from the Acterna Indianapolis Business Unit were purchased for a consideration of USD 2,500,000. The allocation of the purchase price to the assets and liabilities resulted in the recognition of intangible assets and goodwill. All intangible assets and goodwill result from the acquisition of
Willtek Communications Inc. by the Company.

As of March 31, 2004 goodwill, prior to the impairment discussed below amounted to EUR 668,653. The Company's impairment test as of March 31, 2004, resulted in the impairment of the full value of the goodwill (EUR 668,653) as a result from lower market valuations and reduced estimates of investments in mobile phone testing equipment in the future.

                                      A-16

The intangible assets were as follows:

                                             March 31, 2005    March 31, 2004
                                                        EUR               EUR
                                             --------------    --------------
Third party license                                 304,095                 0
Customer relationship                               207,807           220,266
Proprietary technology                              201,673           213,740
                                             --------------    --------------
                                                    713,575           434,006
Accumulated amortization                           -340,919          -306,493
                                             --------------    --------------
                                                    372,656           127,513
                                             ==============    ==============

Third party license is amortized on a straight-line basis over a ten years period (carrying value at March 31, 2005: 283,570 EUR).

Customer related intangible assets are amortized on an accelerated basis over a twenty year period. As of March 31, 2005, the carrying value of customer related intangibles was 89,086 EUR.

Proprietary technology is amortized on a straight-line basis over a two year period, which approximates the marketable life of the technology (carrying value at March 31, 2005: 0 EUR).

The amortization expense for the succeeding five years is estimated as follows:

 March 31, 2006            EUR 49,830

 March 31, 2007            EUR 45,559

 March 31, 2008            EUR 42,227

 March 31, 2009            EUR 39,629

 March 31, 2010            EUR 37,601

PRODUCT WARRANTIES:

In general, the Company offers a one-year warranty for its products. The Company provides reserves for the estimated costs of product warranties at the time revenue is recognized. The Company estimates the costs of its warranty obligations based on its historical experience of known products failure rates, use of materials to repair or replace defective products and service delivery costs incurred in correcting product failures. In addition, from time to time, specific warranty accruals may be made if unforeseen technical problems arise with specific products. The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.

                                      A-17

The following table presents the changes in the Company's warranty reserve during FY 2005 and FY 2004:



                            March 31, 2004   Utilization    Provision    March 31, 2005
                                       EUR           EUR          EUR               EUR
                            -----------------------------------------------------------

Warranty provisions                120,016        45,039      -15,372            59,605
                            ===========================================================




                            March 31, 2003   Utilization    Provision    March 31, 2004
                                       EUR           EUR          EUR               EUR
                            -----------------------------------------------------------

Warranty provisions                110,190       107,276      117,102          120,016
                            ==========================================================


RESTRUCTURING:

In order to improve the efficiency of the Company, various measures were implemented in FY 2005. This restructuring was started in FY 2005 and is not completed at the balance sheet date. Accruals for restructuring are not shown separately, but are included in the "Accrued expenses and other current liabilities".

Amount accrued relates to unused office spaces at the Ismaning/ Germany -
location and Indianapolis/ USA. The total expense the Company expects to incur as a result of the unused office space is EUR 379,172 and is not shown separately but within the general and administrative expenses.

The following table summarizes the cost and activities:

                                               Rental costs

                                                        EUR

Restructuring balance at April 1, 2004                    0

Restructuring costs for Germany                     255,502

Restructuring costs for USA                         123,670
                                                    -------

Restructuring reserve at March 31, 2005             379,172
                                                    =======

BANK OVERDRAFT:

The Company has bank overdraft protection on one of its accounts. The Company's overdraft limit is EUR 1,100,000 and EUR 600,000 as March 31, 2005 and 2004
respectively. The Company has an outstanding payable of EUR 200,333 and zero as of March 31, 2005 and 2004 respectively. All advances under the overdraft are secured by an employer's pension liability insurance policy. Interest of 7.75%
is due and payable on a monthly basis. The balance of the overdraft is due and payable until further notice.

                                      A-18

NOTES PAYABLES:

The Company received in FY 2005 a specified loan in the total amount of EUR
1,570,000 with term until June 30, 2014. As of March 31, 2005, the loan amounted to EUR 1,030,552. Until June 30, 2008, the loan is interest free. Interest rate after the interest free period is 4%. The repayment of the loan will occur in twelve half yearly rates; with begin as of December 30, 2008 and end at June 30,
2014.

The loan is a specified loan and can only be used for the fulfillment of a defined Research and Development Project. Further the project has to be developed in Bavaria/Germany and utilized until April 30, 2008 in Germany. The loan can only be used for expenses which occur in the time from February 1, 2004 to July 31, 2005.

ACCRUED PENSION LIABILITIES:

The Company maintains a non-contributory, defined benefit pension plan covering former employees. Provisions to the pension accruals were made in accordance with SFAS No. 87 "Employers' Accounting for Pensions" as supplemented by SFAS
No. 132 "Employers' Disclosures about Pensions and Other Postretirement
Benefits, an amendment of FASB Statement No. 87, 88 and 106". The Company purchased life insurance to cover the actual net present value of the pension obligations. The cash surrender value of these insurance policies amounted to
KEUR 1,061 and KEUR 996 as of March 31, 2005 and 2004. The amounts are independent of the defined benefit plan and do not constitute assets of the plan. The accrued pension liability as of March 31, 2005 and 2004 was calculated in April 2005 and March 2004, respectively.

The funded status of the defined benefit plans were as follows:



Change in projected benefit obligation (PBO):               2004/2005            2003/2004
                                                                 KEUR                 KEUR
                                                        ----------------------------------

PBO at beginning of financial year                              1,436                1,303
Service cost                                                       30                   52
Interest cost                                                      78                   75
Actuarial (gain) and loss                                          49                   20
Pension payments                                                   21                   14
                                                                -----                -----
PBO at end of financial year                                    1,572                1,436
                                                                =====                =====




Change in plan asset:                                       2004/2005            2003/2004
                                                                 KEUR                 KEUR
                                                        ----------------------------------

Plan asset at beginning of financial year                         340                  344
Expected return                                                    20                   21
                                                                  ---                  ---
Expected value at end of period                                   360                  365
Market value at end of period                                     295                  340
                                                                  ---                  ---
Actuarial loss/(gain)                                              65                   25
                                                                  ===                  ===


                                      A-19



Reconciliation of funded status as of:                 March 31, 2005       March 31, 2004
                                                                 KEUR                 KEUR
                                                        ----------------------------------

PBO end of period                                               1,572                1,436
Plan asset end of period                                          295                  340
                                                                -----                -----
FUNDED STATUS                                                   1,277                1,096
Unrecognized actuarial (gain)/loss                               (147)                (275)
                                                                -----                -----
ACCRUED PENSION COST                                            1,424                1,371
                                                                =====                =====




Balance-sheet reconciliation:                          March 31, 2005       March 31, 2004
                                                                 KEUR                 KEUR
                                                        ----------------------------------

Accrued pensions cost beginning of period                       1,371                1,299
Net periodic pension cost                                          74                   85
Expected benefit payments                                         (21)                 (13)
                                                                -----                -----
Accrued pension cost end of period                              1,424                1,371
                                                                =====                =====




Components of net periodic pension costs for:               2004/2005            2003/2004
                                                                 KEUR                 KEUR
                                                        ----------------------------------

Service cost                                                       30                   52
Interest cost                                                      78                   75
Expected return on plan asset                                      20                   21
Amortization of (gains)/losses                                    (14)                 (21)
                                                                  ---                  ---
Net periodic pension cost                                          74                   85
                                                                  ===                  ===


The following averages were used to calculate pension commitments:



Weighted average assumptions:                               2004/2005            2003/2004
                                                        ----------------------------------

Discount rate                                                  4.75%               5.75%
Rate of compensation increase                                   1.5%                1.5%



Estimated future payments:



     2005/2006:      2006/2007:       2007/2008:        2008/2009:         2009/2010:        2010/2014:

      KEUR 44         KEUR 44          KEUR 44           KEUR 47            KEUR 53           KEUR 240


                                      A-20

SHAREHOLDERS' EQUITY:

The parent company is a limited company. The subscribed capital of EUR 120,000 has been paid in and has not changed in the period March 31, 2002 to March 31,
2005.

Shareholders' resolutions are passed with a simple majority of votes cast, unless statutory law or the Articles of Association specify any other majority.
Each EUR 50 of a share grants one vote.

The additional paid-in capital increased in the financial year 2002/2003 from
EUR 8,789,899 in 2001/2002 to EUR 14,054,404 based on two shareholders'
resolutions dated May 22, 2002 and March 27, 2003.

With the resolution dated May 22, 2002 the sole shareholder, Willtek
Communications Holding GmbH resolved to contribute to the additional paid in capital an amount of EUR 2,689,500. The shareholder made such contribution in the form of repayment of a loan between Acterna LLC and Willtek Communications
Inc. according to the Master Purchase Agreement dated April 30, 2002.

A voluntary contribution in the amount of EUR 2,575,005 to the additional paid-in capital was made by Investcorp Technology Ventures L.P. (Investcorp). In order to fulfill this commitment Investcorp waived its claim for repayment of the loan which was originally granted by Acterna LLC to Willtek Communications
GmbH and transferred to Investcorp in connection with the change of ownership.

The additional paid-in capital decreased in the financial year 2003/2004 from
EUR 14,054,404 to EUR 14,036,078 in connection with a down stream merger. The shareholder Willtek Communications Holding GmbH was merged into the Parent
Company. In exchange for the extinction of their shares in Willtek
Communications Holding GmbH, its shareholders received the shares Willtek
Communications Holding GmbH held in the Company.

The additional paid-in capital has not changed in the period March 31, 2004 to
March 31, 2005.

The Company has not paid dividends in the years ended March 31, 2005 and 2004.

As of March 31, 2005 and 2004, the shareholders of the parent company were
Investcorp Technology Ventures, L.P., Grand Cayman, Cayman Islands (80,908%) and
Damany Holding GmbH, Ismaning, Germany (19,092%).

                                      A-21

INCOME TAXES:

Components of the provision for income taxes are as follows:

                                               March 31, 2005     March 31, 2004
                                                          EUR                EUR
                                               --------------     --------------

CURRENT TAXES
Germany                                                    0             -71,846
Foreign                                              -14,255             -63,861

DEFERRED TAXES
Foreign                                               -8,359               1,596
                                               ---------------    --------------
PROVISION (BENEFIT) FOR INCOME TAXES                 -22,614            -134,111

The following table shows the reconciliation from expected income tax based on the domestic federal statutory income tax rate of 37.34% for 2004 and 2005 to the actual tax expense/benefit recorded in the consolidated financial statements.

                                               March 31, 2005     March 31, 2004
                                                          EUR                EUR
                                               --------------     --------------
Loss before income taxes                            3,137,776          3,076,267
Expected benefit at statutory rate                 -1,171,646         -1,148,678
Non deductible expenses                                64,903             32,209
Change in valuation allowance on
  deferred tax asset                                1,119,301          1,133,395
Tax effect related to prior years                     -21,698           -136,460
Local tax rate differences                            -13,204            -14,577
                                               ---------------    --------------
PROVISION (BENEFIT) FOR INCOME TAXES                  -22,614           -134,111

Deferred tax assets and liabilities are summarized as follows:

                                               March 31, 2005     March 31, 2004
                                                          EUR                EUR
                                               --------------     --------------
SHORT TERM DEFERRED TAX ASSETS
Intangibles and goodwill                              285,084            404,592
Restructuring accrual                                 218,392                  0
Equipment                                              95,838             49,658
Deferred revenue                                       24,363             63,740
Other                                                  59,286             45,072
TOTAL SHORT TERM TAX ASSETS                    ---------------    --------------
                                                      682,963            563,062

                                      A-22

                                               March 31, 2005     March 31, 2004
                                                          EUR                EUR
                                               --------------     --------------
LONG TERM DEFERRED TAX ASSETS
Pension accrual                                       206,645            193,582
Early retirement accrual                               69,310            282,816
Long services accrual                                  15,597             18,999
Tax loss carry forwards                             4,616,606          3,413,361
                                               --------------     --------------
TOTAL LONG TERM DEFERRED TAX ASSETS                 4,908,158          3,908,758

VALUATION ALLOWANCE                                -5,591,121         -4,471,820

SHORT TERM DEFERRED TAX LIABILITIES
Fixed assets                                                0              8,359
                                               --------------     --------------
TOTAL SHORT TERM DEFERRED TAX LIABILITIES                   0              8,359
                                               --------------     --------------
TOTAL DEFERRED TAX LIABILITY                                0              8,359
                                               --------------     --------------
DEFERRED TAX LIABILITY NET                                  0              8,359
                                               ==============     ==============

A valuation allowance for all deferred tax assets has been recorded, as the realization of deferred tax assets is considered uncertain.

In evaluating the ability to recover deferred tax assets, the Company considers all available positive and negative evidence including but not limited to past operating results, the existence of cumulative losses in the most recent fiscal years, forecasts of future taxable income and existing deferred tax liabilities.
The tax loss carry forwards, the expiration and origin of the tax loss carry forwards as of March 31, 2005, are presented below:

                                                           Year of expiration of
Country of Origin                Amount in KEUR              loss carry forwards

Germany (Trade tax on income)            11,553                             none
Germany (Corporate tax)                  11,722                             none
United States                               652                        2024/2025

                                      A-23

4.   OPERATIONAL INFORMATION AND EXPORT SALES:

SALES:

The Company's operations are in a single industry segment and involve the manufacture and servicing of various types of electronic test equipment. The
Company's assets are located in Germany and in the countries where its subsidiaries are located, specifically the United Kingdom, France and the USA.

In addition to its in-house sales staff, the Company uses various distributors and manufacturers representatives to sell its products. For the years ended
March 31, 2005 and 2004, one distributor (Acterna Group) accounted for 12% and
(Acterna Group) accounted for 30% of total sales respectively.

The geographical distribution of sales was as follows:

                                    EMEA   Americas  Asia/Pacific  Consolidated
                                     EUR        EUR           EUR           EUR
                            ---------------------------------------------------
Revenues from third parties   13,815,696  4,720,431     2,753,700    21,289,827
 (Prior year)                (13,484,998)(4,268,910)   (4,079,922)  (21,833,830)

PURCHASES:

One third party supplier (Zollner Elektronik GmbH) accounted for more than 39%
of the Company's total inventory purchases for FY 2005 and 30% for FY 2004.

CONTINGENT LIABILITIES AND LITIGATION:

The Company may be subject to litigation from time to time in the in the ordinary course of business. As March 31, 2005, the Company's management and its legal advisors are not aware of any claims which could have a material adverse effect on the business, net assets, financial position or results of the
Company.

                                      A-24

LEASES AND OTHER FINANCIAL COMMITMENTS:

The Company has entered into lease and rental agreements for the offices located in Ismaning (Germany), Chessington (United Kingdom), Roissy (France),
Indianapolis (USA), Singapore and Shanghai (People's Republic of China). Based
on the actual lease agreements, bank overdraft and notes payables, the financial obligations for the years following the balance sheet date are (prior year was
KEUR 5,925):

Year ending March 31,                                                       KEUR
                                                                        --------
2006                                                                       1,516
2007                                                                       1,270
2008                                                                       1,235
2009                                                                         945
2010 and thereafter                                                          945
                                                                        --------
                                                                           5,911
                                                                        ========

The rental expenses for the years ended March 31, 2005 and 2004 amounted to KEUR
1,147 and KEUR 1,057 respectively.

                                      A-25

5. RELATED PARTY TRANSACTIONS:

The Company extended a loan to its CEO, Cyrille Damany, in the year ended March
31, 2003, amounting to EUR 100,000 as of March 31, 2003. In the year ended March
31, 2004, an amount of EUR 9,326 has been paid back; ending value as of March
31, 2004 was EUR 90,674. In the year ended March 31, 2005, an amount of EUR
3,906 has been paid back; ending value as of March 31, 2005 was EUR 86,768.
Conditions: interest rate 8% p.a., term until March 31, 2006. All interests have been paid.

In the year ended March 31, 2005, the shareholder Investcorp Technology Ventures
L.P. charged EUR 59,552 for management fees. Management fees charged by
Investcorp in financial year 2004 were EUR 127,356. Those amounts are shown as payables to shareholders.

The liabilities to shareholders as of March 31, 2005 include a loan granted by the shareholder Investcorp Technology Ventures L.P. amounting to EUR 3,500,000
(as of March 31, 2004: EUR 3,500,000), plus EUR 537,623 accrued interest (as of
March 31, 2004: EUR 257,275). Conditions are: interest rate of 8% p.a.; interest cost are accrued by the company; repayment of principal and accrued interest upon termination, term until March 01, 2008.

6. SUBSEQUENT EVENTS (UNAUDITED):

Wireless Telecom Group, Inc. (WTT) announced that its shareholders voted to approve the acquisition of all of the outstanding share capital of Willtek
Communications GmbH and the issuance of 8,000,000 shares of Wireless Telecom
Group, Inc. common stock to Willtek's shareholders in the acquisition at the shareholders meeting held on June 24, 2005. The transaction is currently expected to close on July 1, 2005.

                                      A-26